Exhibit 99.1

PRESS RELEASE

Signify Health Announces First Quarter 2021 Results

Financial Highlights

•First quarter revenue of $180.0 million, an increase of 37% from first quarter 2020
•GAAP net loss total of $51.7 million compared to net loss of $8.9 million in first quarter 2020
•Non-GAAP adjusted EBITDA1 of $34.4 million, an increase of 58% from first quarter 2020

DALLAS and NEW YORK – May 11, 2021 – Signify Health, Inc. (NYSE: SGFY), a leading healthcare platform that leverages advanced analytics, technology and nationwide healthcare networks to create and power value-based payment programs, today announced the Company’s financial results for the first quarter 2021.

“Strong execution against our strategies and continued positive momentum in our Home & Community Services segment drove significant growth in the first quarter,” said Kyle Armbrester, Chief Executive Officer of Signify Health. "Accelerated customer demand for our comprehensive member evaluations and the investments we have made in people and process to handle the increased demand effectively contributed to in-home evaluation volume growth. We continue to expand our commercial capabilities in the Episodes of Care segment to drive growth with new entrants such as commercial plans and employers.”
Mr. Armbrester continued, “Our two highly complementary businesses are focused on reducing healthcare costs through the deployment of services and value-based payment models backed by sophisticated analytics and software, extensive data, and contracted networks of health care providers. For the balance of 2021 and beyond, we will invest in and leverage the collective services of both segments to drive better patient outcomes and advance our mission to transform how healthcare is paid for and delivered so that people can enjoy more healthy, happy days at home.”

First Quarter 2021 Financial Results

•    Total revenue for the first quarter increased 37% to $180.0 million, up from $131.7 million in the same period a year ago. Overall growth in the first quarter 2021 was driven by a 48% increase in Home & Community Services (HCS) segment revenue to $152.4 million. Episodes of Care Services (ECS) segment first quarter revenue declined 3% to $27.6 million compared to a year ago.
•    The strong HCS revenue in the first quarter was due to an increase in in-home evaluations (IHE) volume to approximately 462,000 compared to approximately 303,000 in the first quarter of 2020.
•    ECS first quarter revenue was marginally lower, as expected, due to the impact of COVID-19 on program size.
•    First quarter total net loss was $51.7 million compared to a net loss of $8.9 million for the same period a year ago. Net loss included $56.8 million of other expense related to the remeasurement of the fair value of our Equity Appreciation Rights (EAR), reflecting the Company’s post IPO valuation.

•Non-GAAP Adjusted EBITDA1 for the first quarter increased 58% to $34.4 million, compared to $21.9 million for the first quarter 2020, driven primarily by HCS revenue growth.
•    Non-GAAP Adjusted EBITDA margin1 for the first quarter was 19.1%, a 250 basis point improvement from the comparable year ago period.

2021 Outlook

Signify Health is maintaining 2021 guidance, although based on first quarter results the Company is trending towards the higher end of the range for total revenue and adjusted EBITDA. The following estimates are for the full year 2021 and assume that the COVID-19 situation continues to improve in 2021:

•Total GAAP revenue in the range of $725 million to $760 million (reduced by approximately $19.7 million relating to the EARs); and
•Total adjusted EBITDA1 in the range of $150 million to $160 million.

Signify Health is also maintaining estimates for the following key performance indicators for full year 2021:

•HCS segment IHEs in the range of 1.70 million to 1.75 million;
•ECS segment weighted average program size in the range of $5.1 billion to $5.3 billion; and
•ECS segment weighted average savings rate improvement of 25-50 basis points from 2020.

1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Refer to the reconciliation in “Non-GAAP Financial Measures.” We have not reconciled 2021 guidance for adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and have not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss), including, among others, stock-based compensation and the fair valuation of the EARs, that are not within our control or cannot be reasonably predicted.

Conference Call Information

Signify Health will host a conference call to discuss the Company’s first quarter 2021 results on May 12, 2021 at 9:00am ET. A live audio webcast of the conference call may be accessed through the investor relations section of Signify Health’s website at investors.signifyhealth.com/events/default.aspx and will be available for replay through July 12, 2021.

About Signify Health

Signify Health is a leading healthcare platform that leverages advanced analytics, technology, and nationwide healthcare provider networks to create and power value-based payment programs. Our mission is to transform how care is paid for and delivered so that people can enjoy more healthy, happy days at home. Our solutions support value-based payment programs by aligning financial incentives around outcomes, providing tools to health plans and healthcare organizations designed to assess and manage risk and identify actionable opportunities for improved patient outcomes, coordination and cost-savings. Through our platform, we coordinate what we believe is a holistic suite of clinical, social, and behavioral services to address an individual’s healthcare needs and prevent adverse events that drive excess cost, all while shifting services towards the home.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business, our plan to drive better patient outcomes, our 2021 Outlook, including our 2021 estimates for total GAAP revenue, total Adjusted EBITDA, in-home evaluations, program size and weighted average savings rate improvements, and our plan to utilize the proceeds from our IPO to expand our investment in value-based payment programs and in our product portfolio. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: the COVID-19 pandemic and whether the pandemic will continue to subside in 2021; our dependence upon a limited number of key customers; our dependence on certain key government programs; our failure to maintain and grow our network of high-quality providers; our failure to continue to innovate and provide services that are useful to customers and achieve and maintain market acceptance; our limited operating history with certain of our solutions; our failure to compete effectively; the length and unpredictability of our sales cycle; failure of our existing customers to continue or renew their contracts with us; failure of service providers to meet its obligations to us; seasonality that may cause fluctuations in our sales, cash flows and results of operations; our failure to achieve or maintain profitability; our revenue not growing at the rates they historically have, or at all; our failure to successfully execute on our growth initiatives, business strategies, or operating plans, including growth in our Commercial Episodes business; our failure to successfully launch new products; our failure to diversify sources of revenues and earnings; inaccurate estimates and assumptions used to determine the size of our total addressable market; changes in accounting principles applicable to us; incorrect estimates or judgments relating to our critical accounting policies; increases in our level of indebtedness; our failure to effectively adapt to changes in the healthcare industry, including changes in the rules governing Medicare or other federal healthcare programs; our failure to adhere to complex and evolving governmental laws and regulations; our failure to comply with current and future federal and state privacy, security and data protection laws, regulations or standards; our employment of and contractual relationships with our providers subjecting us to licensing or other regulatory risks, including recharacterization of our contracted providers as employees; adverse findings from inspections, reviews, audits and investigations from health plans; inadequate investment in or maintenance of our operating platform and other information technology and business systems; our ability to develop and/or enhance information technology systems and platforms to meet our changing customer needs; higher than expected investments in our business including, but not limited to, investments in our technology and operating platform, which could reduce our profitability; security breaches or incidents, loss or misuse of data, a failure in or breach of our operational or security systems or other disruptions; disruptions in our disaster recovery systems or management continuity planning; our ability to comply with, and changes to, laws, regulations and standards relating to privacy or data protection; our ability to obtain, maintain, protect and enforce our intellectual property; our dependence on distributions from Cure TopCo, LLC, our operating subsidiary, to fund dividend payments, if any, and to pay our taxes and expenses, including payments under the Tax Receivable Agreement; the control certain equity holders have over us and our status as a controlled company; our ability to realize any benefit from our organizational structure; risks associated with acquiring other businesses including our ability to effectively integrate the operations and technologies of the acquired business; risks associated with an increase in our indebtedness; and the other risk factors described under “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are available free of charge on the SEC's website at: www.sec.gov.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

About Non-GAAP Financial Measures

This press release contains certain financial measures not presented in accordance with generally accepted accounting principles in the United State (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA margin, which are used by management in making operating decisions, allocating financial resources, and internal planning and forecasting and for business strategy purposes. Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to GAAP measures. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly-titled measures used by other companies. Management believes that such measures are commonly reported by issuers and widely used by investors as indicators of a company’s operating performance. Please refer to the reconciliations of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable financial measures prepared in accordance with GAAP below.

Investor Contact
Jennifer W. DiBerardino
Head of Investor Relations and Treasurer
investor.relations@signifyhealth.com

Media Contact
Lynn Shepherd
Vice President of Communications
lshepherd@signifyhealth.com

Source: Signify Health

Table 1
Signify Health, Inc.
Consolidated Statement of Operations
(unaudited)

	Three months ended March 31,
($ in millions)	2021	2020

Home & Community Services	$152.4	$103.1
Episodes of Care Services	27.6	28.6
Revenue	180.0	131.7
Operating expenses:
Service expense	98.5	67.3
Selling, general and administrative expense	57.3	51.1
Transaction-related expenses	5.6	2.4
Depreciation and amortization	16.7	14.5
Total operating expenses	178.1	135.3
Income (loss) from operations	1.9	(3.6)
Interest expense	6.8	5.2
Other expense (income), net	56.7	—
Other expense, net	63.5	5.2
Loss before income taxes	(61.6)	(8.8)
Income tax (benefit) expense	(9.9)	0.1
Net loss	$(51.7)	$(8.9)
Net loss attributable to pre-Reorganization period	(17.2)	(8.9)
Net loss attributable to noncontrolling interest	(11.3)	—
Net loss attributable to Signify Health, Inc.	$(23.2)	$—

Loss per share of Class A common stock(1)
Basic	$(0.14)	NM
Diluted	$(0.14)	NM
Weighted average shares of Class A common stock outstanding(1)
Basic	165,486,015	NM
Diluted	165,486,015	NM

(1)Basic and diluted net loss per share of Class A common stock is applicable only for the period from February 12, 2021 through March 31, 2021, which is the period following the initial public offering ("IPO") and related Reorganization Transactions.

The Company analyzed the calculation of earnings (loss) per unit for the period prior to the IPO and determined that it resulted in values that would not be meaningful to the users of these unaudited consolidated financial statements. Therefore, earnings (loss) per share information has not been presented for the three months ended March 31, 2020.

Table 2
Signify Health, Inc.
Consolidated Balance Sheet
(unaudited)

	March 31,	December 31,
($ in millions)	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$756.5	$72.6
Accounts receivable, net	169.4	270.6
Contract assets	61.3	27.8
Restricted cash	4.4	4.4
Prepaid expenses and other current assets	11.7	13.8
Total current assets	1,003.3	389.2
Property and equipment, net	24.1	25.4
Goodwill	596.7	596.7
Intangible assets, net	497.9	506.9
Deferred tax assets	45.0	—
Other assets	5.7	4.1
Total assets	$2,172.7	$1,522.3

LIABILITIES AND STOCKHOLDERS' / MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$133.1	$147.6
Contract liabilities	20.8	6.2
Current maturities of long-term debt	4.2	4.2
Contingent consideration	13.3	13.1
Deferred tax liability	1.9	1.9
Other current liabilities	18.2	16.6
Total current liabilities	191.5	189.6
Long-term debt	396.8	397.1
Contingent consideration	2.1	2.1
Customer EAR liability	83.3	21.6
Tax receivable agreement liability	51.3	—
Other noncurrent liabilities	16.7	17.9
Total liabilities	741.7	628.3

Members' equity	—	894.0
Class A common stock, par value $0.01 (167,967,856 and 0 issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	1.7	—
Class B common stock, par value $0.01 (57,622,302 and 0 issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	0.6	—
Additional paid-in capital	1,082.3	—
Accumulated deficit	(23.2)	—
Contingently redeemable noncontrolling interest	369.6	—
Total stockholders' / members' equity	1,431.0	894.0

Total liabilities and stockholders' / members' equity	$2,172.7	$1,522.3

Table 3
Signify Health, Inc.
Consolidated Statement of Cash Flows
(unaudited)

	Three months ended March 31,
($ in millions)	2021	2020
Operating activities
Net loss	$(51.7)	$(8.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16.7	14.5
Equity-based compensation	2.5	6.0
Customer equity appreciation rights	4.9	1.2
Remeasurement of customer equity appreciation rights	56.8	0.1
Amortization of deferred financing fees	0.7	0.4
Remeasurement of contingent consideration	0.2	0.2
Deferred income taxes	(14.0)	—
Other	—	0.3
Changes in operating assets and liabilities:
Accounts receivable	101.2	62.1
Prepaid expenses and other current assets	2.4	(0.5)
Contract assets	(33.5)	(34.4)
Other assets	(1.0)	0.3
Accounts payable and accrued expenses	(13.8)	(49.3)
Contract liabilities	14.6	9.1
Other current liabilities	1.9	0.5
Other noncurrent liabilities	(1.2)	2.6
Net cash provided by operating activities	86.7	4.2

Investing activities
Capital expenditures - property and equipment	(0.7)	(6.2)
Capital expenditures - internal-use software development	(5.7)	(5.0)
Net cash used in investing activities	(6.4)	(11.2)

Financing activities
Repayment of long-term debt	(1.0)	(0.7)
Repayment of borrowings under revolving credit facility	—	(15.0)
Proceeds from borrowings under revolving credit facility	—	92.0
Repayments of borrowings under financing agreement	(0.3)	—
Proceeds from IPO, net	604.8	—
Refunds of taxes on behalf of New Remedy Corp	—	0.2
Proceeds related to the issuance of New Remedy Corp common stock under stock plans	0.1	(0.3)
Net cash provided by financing activities	603.6	76.2

Increase in cash, cash equivalents and restricted cash	683.9	69.2
Cash, cash equivalents and restricted cash - beginning of period	77.0	50.2
Cash, cash equivalents and restricted cash - end of period	$760.9	$119.4

Table 4
Signify Health, Inc.
Reconciliation of net loss to Adjusted EBITDA (non-GAAP)
(Unaudited)

	Three months ended March 31,
($ in millions)	2021	2020
Net loss	$(51.7)	$(8.9)
Interest expense	6.8	5.2
Income tax (benefit) expense	(9.9)	0.1
Depreciation and amortization	16.7	14.5
Other expense (income), net(a)	56.7	—
Transaction-related expenses(b)	5.6	2.4
Equity-based compensation(c)	2.5	6.0
Customer equity appreciation rights(d)	4.9	1.3
Remeasurement of contingent consideration(e)	0.2	0.2
SEU expense (f)	1.5	—
Non-recurring expenses(g)	1.1	1.1
Adjusted EBITDA	$34.4	$21.9

Adjusted EBITDA Margin (h)	19.1%	16.6%

Segment Adjusted EBITDA:
Home & Community Services	$41.1	$24.6
Episodes of Care Services	(6.7)	(2.7)

(a) Represents other non-operating (income) expense that consists primarily of the quarterly remeasurement of fair value of the outstanding customer EARs, as well as interest and dividends earned on cash and cash equivalents.
(b) Represents transaction-related expenses that consist primarily of expenses incurred in connection with acquisitions and other corporate development activities, such as potential mergers and acquisitions activity, strategic investments and similar activities. Expenses incurred in connection with our IPO, which cannot be netted against proceeds, are also included in transaction-related expenses.
(c) Represents expense related to equity incentive awards, including incentive units, stock options and restricted stock units, granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.
(d) Represents the reduction of revenue related to the grant date fair value of the customer EARs granted pursuant to the customer EAR agreements we entered into in December 2019 and September 2020.
(e) Represents remeasurement of contingent consideration in 2021 related to potential payments due upon completion of certain milestone events in connection with our acquisition of PatientBlox. In 2020, represents the remeasurement of contingent consideration to the selling shareholders of Censeo Health, a business acquired in 2017, pending the resolution of an Internal Revenue Service (“IRS”) tax matter. The matter was resolved in 2020.
(f) Represents compensation expense related to outstanding synthetic equity awards subject to time-based vesting. A limited number of synthetic equity units were granted in 2020 and 2021 at the time of the IPO; no future grants will be made. Compensation expense related to these awards is tied to the 30-trading day average price of our Class A common stock, and therefore is subject to volatility and may fluctuate from period to period until settlement occurs.
(g) Represents certain gains and expenses incurred that are not expected to recur, including those associated with one-time costs related to the COVID-19 pandemic, the closure of certain facilities, the sale of certain assets and the early termination of certain contracts.
(h) We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.